                    Exhibit 99.1

Investor Contact	Media Contact
David Martin	Karen Tognarelli
+1.267.946.1407	+1.717.480.6145
dmartin@enviri.com	ktognarelli@enviri.com

FOR IMMEDIATE RELEASE

Enviri Corporation Reports Fourth Quarter and Full Year 2024 Results

•Fourth quarter revenues totaled $559 million; GAAP consolidated loss from continuing operations of $82 million

•Adjusted EBITDA in Q4 totaled $70 million, an increase of 5% over the prior-year quarter on an organic basis (adjusted for foreign exchange translation and divestiture impacts)

•Net cash provided by operating activities of $36 million and adjusted free cash flow of $8 million in Q4

•Full year 2024 revenues increased 3% on an organic basis

•2024 GAAP consolidated loss from continuing operations of $119 million; Adjusted EBITDA totaled $319 million, an increase of 11% on an organic basis

•Credit agreement net leverage ratio improved from prior year-end to 4.07x

•Entered into amended credit agreement that strengthens financial flexibility and liquidity

•2025 Adjusted EBITDA expected to be within range of $305 million and $325 million, higher year-over-year when adjusted for divestitures and FX impact; Free cash flow to increase compared with prior year to between $30 million and $50 million

PHILADELPHIA (Feb. 20, 2025) - Enviri Corporation (NYSE: NVRI) (the "Company") today reported fourth quarter 2024 results. Revenues in the fourth quarter of 2024 totaled $559 million, and on a U.S. GAAP ("GAAP") basis, the consolidated loss from continuing operations for the fourth quarter of 2024 was $82 million. Q4 Adjusted EBITDA was $70 million, a decrease of 9% over the prior-year quarter on a reported basis and an increase of 5% on an organic basis.

On a GAAP basis, the fourth quarter of 2024 diluted loss per share from continuing operations was $1.03, including an asset impairment for an underperforming site and anticipated costs to address an environmental matter in Harsco Environmental as well as additional contract adjustments and a goodwill impairment in Harsco Rail. The adjusted diluted loss per share from continuing operations in the fourth quarter of 2024 was $0.04. These figures compare with a fourth quarter of 2023 GAAP diluted loss per share from continuing operations of $0.67, after strategic expenses and other unusual items, and an adjusted diluted loss per share from continuing operations of $0.03.

“Enviri performed well in 2024, and we continued to focus on consistent execution in the fourth quarter as we faced ongoing headwinds at Harsco Environmental and Rail,” said Enviri Chairman and CEO Nick Grasberger. “The Company realized solid growth in 2024, and our adjusted earnings reached a 10-year high, led by Clean Earth. Strong operational execution, improvement initiatives and a favorable pricing environment drove Clean Earth to once again achieve record profits and margins. Enviri’s other business segments delivered against key objectives during the year, while successfully adapting to various pressures. I’m proud of what the Enviri team accomplished in 2024, and I’d like to thank our employees for their ongoing dedication to our customers and our company.”

“For 2025, our expectations are tempered as weak fundamentals within the global steel market persist and are expected to weigh on Harsco Environmental, while Clean Earth is projected to see continued growth. Importantly, our cash flow is anticipated to improve in 2025, supported by Harsco Rail's execution against certain contracts. We remain optimistic about Enviri’s growth potential and the underlying value within our businesses, and will continue to deliver on our strategic priorities to best position the Company to deliver sustainable value creation for shareholders.”
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Enviri Corporation—Selected Fourth Quarter Results

($ in millions, except per share amounts)	Q4 2024	Q4 2023
Revenues	$559	$599
Operating income/(loss) from continuing operations - GAAP	$(63)	$(14)
Income (loss) from continuing operations	$(82)	$(53)
Diluted EPS from continuing operations - GAAP	$(1.03)	$(0.67)
Adjusted EBITDA - non-GAAP	$70	$77
Adjusted EBITDA margin - non-GAAP	12.6%	12.9%
Adjusted diluted EPS from continuing operations - non-GAAP	$(0.04)	$(0.03)
Note: Adjusted diluted earnings (loss) per share from continuing operations and Adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definition of these non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures.

Consolidated Fourth Quarter Operating Results
Consolidated revenues from continuing operations were $559 million, or 7% below the prior-year quarter due to business divestitures and foreign currency translation, which negatively impacted fourth quarter 2024 revenues by approximately $13 million compared with the same quarter in 2023.

The Company's GAAP consolidated loss from continuing operations was $82 million for the fourth quarter of 2024, compared with a GAAP consolidated loss of $53 million in the same quarter of 2023. Meanwhile, Adjusted EBITDA totaled $70 million in the fourth quarter of 2024 versus $77 million in the fourth quarter of the prior year, a decrease of 9%. Increased Adjusted EBITDA from Clean Earth was offset by lower contributions from the Company's other business segments. FX translation negatively impacted fourth quarter 2024 Adjusted EBITDA by approximately $4 million compared with the prior-year period.

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Enviri Corporation—Selected 2024 Results

($ in millions, except per share amounts)	2024	2023
Revenues	$2,343	$2,366
Operating income (loss) from continuing operations - GAAP	$32	$80
Income (loss) from continuing operations	$(119)	$(84)
Diluted EPS from continuing operations - GAAP	$(1.55)	$(1.03)
Adjusted EBITDA - excluding unusual items	$319	$305
Adjusted EBITDA margin - excluding unusual items	13.6%	12.9%
Adjusted diluted EPS from continuing operations - excluding unusual items	$(0.07)	$—
Note: Adjusted diluted earnings (loss) per share from continuing operations and Adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definition of these non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures.

Consolidated Full Year 2024 Operating Results
Consolidated revenues were $2.34 billion in 2024, compared to $2.37 billion in 2023. The change in revenues for the year reflects business divestitures in 2024 and the impact of FX translations. Foreign currency translation negatively impacted 2024 revenues by approximately $29 million compared with the prior year.

The Company's GAAP consolidated loss from continuing operations was $119 million in 2024, while the GAAP consolidated loss in 2023 was $84 million. Adjusted EBITDA reached a 10-year high of $319 million in 2024, an increase versus 2023 ($305 million) despite the negative impacts from divestitures and FX, driven by higher earnings in Clean Earth and Harsco Rail.

On a GAAP basis, the diluted loss per share in 2024 was $1.55, and this figure compares with a diluted loss per share in 2023 of $1.03. These figures include various unusual items in each year. The adjusted diluted loss per share was $0.07 in 2024, compared with adjusted diluted earnings per share of $0.00 in 2023.

Fourth Quarter Business Review

Harsco Environmental

($ in millions)	Q4 2024	Q4 2023
Revenues	$240	$292
Operating income (loss) - GAAP	$(41)	$25
Adjusted EBITDA - non-GAAP	$41	$56
Adjusted EBITDA margin - non-GAAP	17.1%	19.3%

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Harsco Environmental revenues totaled $240 million in the fourth quarter of 2024, a decrease of 18% compared with the prior-year quarter. This change is attributable to business divestitures, FX translation, and lower service levels, including the impact of contract exits. Excluding the FX and divestiture impacts, revenues declined 4%. The segment's GAAP operating loss was $41 million and Adjusted EBITDA totaled $41 million in the fourth quarter of 2024. These figures compare with GAAP operating income of $25 million and Adjusted EBITDA of $56 million in the prior-year period. The year-on-year change in adjusted earnings reflects the above-mentioned impacts. As a result, Harsco Environmental's Adjusted EBITDA margin was 17.1% in the fourth quarter of 2024 versus 19.3% in the comparable quarter of 2023.

Clean Earth

($ in millions)	Q4 2024	Q4 2023
Revenues	$241	$237
Operating income (loss) - GAAP	$21	$16
Adjusted EBITDA - non-GAAP	$36	$29
Adjusted EBITDA margin - non-GAAP	15.0%	12.2%

Clean Earth revenues totaled $241 million in the fourth quarter of 2024, a 2% increase over the prior-year quarter due to higher services pricing. The segment's GAAP operating income was $21 million and Adjusted EBITDA was $36 million in the fourth quarter of 2024. These figures compare with GAAP operating income of $16 million and Adjusted EBITDA of $29 million in the prior-year period. The year-on-year improvement in adjusted earnings is mainly attributable to higher pricing as well as efficiency improvements. As a result, Clean Earth's Adjusted EBITDA margin increased to 15.0% in the fourth quarter of 2024 versus 12.2% in the comparable quarter of 2023.

Harsco Rail

($ in millions)	Q4 2024	Q4 2023
Revenues	$77	$71
Operating income (loss) - GAAP	$(32)	$(42)
Adjusted EBITDA - non-GAAP	$2	$3
Adjusted EBITDA margin - non-GAAP	2.3%	3.8%

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Harsco Rail revenues totaled $77 million in the fourth quarter of 2024, a 10% increase over the prior-year quarter. This change reflects higher equipment and technology volumes, as well as certain contract loss adjustments in the comparable 2023 quarter, partially offset by lower aftermarket parts volumes. The segment's GAAP operating loss was $32 million and Adjusted EBITDA was $2 million in the fourth quarter of 2024. These figures compare with a GAAP operating loss of $42 million and Adjusted EBITDA of $3 million in the prior-year period. The year-on-year change in adjusted earnings resulted from the above items as well as a less favorable business mix.

Cash Flow
Net cash provided by operating activities was $36 million in the fourth quarter of 2024, compared with net cash provided by operating activities of $68 million in the prior-year period. Adjusted free cash flow was $8 million in the fourth quarter of 2024, compared with $30 million in the prior-year period. The change in adjusted free cash flow compared with the prior-year quarter is attributable to lower cash earnings and working capital changes, partially offset by reduced capital spending.

For the full-year 2024, net cash provided by operating activities totaled $78 million, compared with net cash provided by operating activities of $114 million in 2023. Adjusted free cash flow was $(34) million in 2024, compared with $(12) million in the prior year. The change in full-year free cash flow can be mainly attributed to Harsco Rail, where working capital increased to support certain contracts.

2025 Outlook
The Company anticipates that its 2025 Adjusted EBITDA will be comparable with 2024, while its adjusted free cash flow will significantly improve. Adjusted EBITDA is projected to increase at Clean Earth and Harsco Rail but is expected to decline in Harsco Environmental, mainly as a result of FX translation and business divestitures. Meanwhile, the increase in free cash flow will be primarily driven by an expected improvement in Harsco Rail as certain contract milestones are completed, as well as lower pension contributions.

This outlook contemplates that economic conditions will remain stable and that the Company will benefit from various growth and improvement initiatives. Key business drivers for each segment as well as other 2025 guidance details are below.

Harsco Environmental Adjusted EBITDA is projected to be below prior-year results. Currency impacts, business divestitures, exited contracts and services mix are expected to be partially offset by improvement initiatives, new contracts and product volumes.

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Clean Earth Adjusted EBITDA is expected to increase versus 2024 as a result of volume growth, efficiency initiatives and net higher pricing, offsetting the impact of investments and certain items not repeating in 2025 (such as the benefit in 2024 from the reduction in bad debt reserves).

Harsco Rail Adjusted EBITDA is expected to modestly increase versus 2024 as a result of higher demand, pricing and contract adjustments in 2024 not repeating, partially offset by a less favorable business mix.

Corporate spending is anticipated to increase when compared with 2024 mainly as a result of the normalization of incentive compensation as well as non-cash equity compensation.

2025 Full Year Outlook
GAAP Loss From Continuing Operations	$(36) - $(17) million
Adjusted EBITDA	$305 - $325 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.49) - $(0.26)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.25) - $(0.01)
Net Cash Provided By Operating Activities	$156 - $186 million
Adjusted Free Cash Flow	$30 - $50 million
Net Interest Expense, Excluding Any Unusual Items	$105 - $109 million
Account Receivable Securitization Fees	~$10 million
Pension Expense (Non-Operating)	~$20 million
Tax Expense, Excluding Any Unusual Items	$21 - $26 million
Net Capital Expenditures	$130 - $140 million

Q1 2025 Outlook
GAAP Loss From Continuing Operations	$(18) - $(12) million
Adjusted EBITDA	$57 - $63 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.24) - $(0.17)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.18) - $(0.11)

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Credit Agreement and Securitization Facility
The Company recently (February 2025) successfully amended its Credit Agreement to provide additional financial flexibility and liquidity, given the uncertain outlook within the global steel industry. Additionally, the Company amended its Securitization Facility. The changes to the Credit Agreement include revisions to its net leverage ratio, which now ends 2025 at 4.75x and 2026 at 4.25x, before stepping down to 4.00x in the second quarter of 2027. The Securitization Facility was amended to increase capacity from $150 million to $160 million. Further details can be found in the Company's 2024 Annual Report on Form 10-K.

Conference Call
The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit www.investors.enviri.com, or by dialing (844) 481-2524 or (412) 317-0553 for international callers. Please ask to join the Enviri Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan," "contemplate," "project," "target" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) the Company's ability to successfully enter into new contracts and complete new acquisitions, divestitures, or strategic ventures in the time-frame contemplated or at all; (2) the Company’s inability to comply with applicable environmental laws and regulations; (3) the Company’s inability to obtain, renew, or maintain compliance with its operating
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permits or license agreements; (4) various economic, business, and regulatory risks associated with the waste management industry; (5) the seasonal nature of the Company's business; (6) risks caused by customer concentration, the fixed price and long-term customer contracts, especially those related to complex engineered equipment, and the competitive nature of the industries in which the Company operates; (7) the outcome of any disputes with customers, contractors and subcontractors; (8) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (9) higher than expected claims under the Company’s insurance policies, or losses that are uninsurable or that exceed existing insurance coverage; (10) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (11) the Company's ability to negotiate, complete, and integrate strategic transactions and joint ventures with strategic partners; (12) the Company’s ability to effectively retain key management and employees, including due to unanticipated changes to demand for the Company’s services, disruptions associated with labor disputes, and increased operating costs associated with union organizations; (13) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (14) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (15) changes in the worldwide business environment in which the Company operates, including changes in general economic and industry conditions and cyclical slowdowns impacting the steel and aluminum industries; (16) fluctuations in exchange rates between the U.S. dollar and other currencies in which the Company conducts business; (17) unforeseen business disruptions in one or more of the many countries in which the Company operates due to changes in economic conditions, changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; political instability, civil disobedience, armed hostilities, public health issues or other calamities; (18) liability for and implementation of environmental remediation matters; (19) product liability and warranty claims associated with the Company’s operations; (20) the Company’s ability to comply with financial covenants and obligations to financial counterparties; (21) the Company’s outstanding indebtedness and exposure to derivative financial instruments that may be impacted by, among other factors, changes in interest rates; (22) tax liabilities and changes in tax laws; (23) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (24) risk and uncertainty associated with intangible assets; and the other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, “Risk Factors” of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission. The Company cautions that
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these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

Non-GAAP Measures
Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. The most comparable GAAP measures are included within the definitions below and reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included at the end of this press release.

Adjusted diluted earnings per share from continuing operations: Adjusted diluted earnings (loss) per share from continuing operations is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

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Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income (loss) from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs). The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Adjusted free cash flow: Adjusted free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. The Company's management believes that Adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, repay debt obligations, invest in future growth through new business development activities, conduct strategic acquisitions or other uses of cash. It is important to note that Adjusted free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. This presentation provides a basis for comparison of ongoing operations and prospects.

Organic growth: Organic growth is a non-GAAP financial measure that calculates the change in Total revenue, excluding the impacts resulting from foreign currency translation, acquisitions, divestitures and certain unusual items. The Company believes this measure provides investors with a supplemental understanding of underlying revenue trends by providing revenue growth on a consistent basis.
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About Enviri
Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.
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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands, except per share amounts)	2024	2023	2024	2023
Revenues from continuing operations:
Service revenues	$477,624	$497,398	$1,970,193	$1,931,712
Product revenues	81,084	101,933	372,452	434,308
Total revenues	558,708	599,331	2,342,645	2,366,020
Costs and expenses from continuing operations:
Cost of services sold	402,475	391,111	1,557,473	1,511,689
Cost of products sold	86,887	127,356	345,114	404,442
Selling, general and administrative expenses	92,625	91,810	359,388	353,985
Research and development expenses	1,269	1,017	3,961	3,458
Property, plant and equipment impairment charge	23,444	—	23,444	14,099
Goodwill and other intangible asset impairment charges	13,026	—	15,866	—
Remeasurement of long-lived assets	—	—	10,695	—
Gain on sale of businesses, net	—	—	(10,478)	—
Other expense (income), net	1,677	2,461	5,437	(1,591)
Total costs and expenses	621,403	613,755	2,310,900	2,286,082
Operating income (loss) from continuing operations	(62,695)	(14,424)	31,745	79,938
Interest income	682	2,013	6,795	6,809
Interest expense	(27,348)	(28,125)	(112,217)	(107,081)
Facility fees and debt-related income (expense)	(2,578)	(2,863)	(11,265)	(10,762)
Defined benefit pension income (expense)	(4,129)	(5,415)	(16,728)	(21,574)
Income (loss) from continuing operations before income taxes and equity income	(96,068)	(48,814)	(101,670)	(52,670)
Income tax benefit (expense) from continuing operations	14,306	(4,020)	(17,066)	(30,866)
Equity income (loss) of unconsolidated entities, net	74	(168)	(10)	(761)
Income (loss) from continuing operations	(81,688)	(53,002)	(118,746)	(84,297)
Discontinued operations:
Income (loss) from discontinued businesses	(1,010)	(775)	(5,297)	(5,133)
Income tax benefit (expense) from discontinued businesses	270	201	1,382	1,332
Income (loss) from discontinued operations, net of tax	(740)	(574)	(3,915)	(3,801)
Net income (loss)	(82,428)	(53,576)	(122,661)	(88,098)
Less: Net loss (income) attributable to noncontrolling interests	(814)	(779)	(5,312)	1,977
Net income (loss) attributable to Enviri Corporation	$(83,242)	$(54,355)	$(127,973)	$(86,121)
Amounts attributable to Enviri Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(82,502)	$(53,781)	$(124,058)	$(82,320)
Income (loss) from discontinued operations, net of tax	(740)	(574)	(3,915)	(3,801)
Net income (loss) attributable to Enviri Corporation common stockholders	$(83,242)	$(54,355)	$(127,973)	$(86,121)

Weighted-average shares of common stock outstanding	80,216	79,881	80,118	79,796
Basic earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(1.03)	$(0.67)	$(1.55)	$(1.03)
Discontinued operations	$(0.01)	$(0.01)	(0.05)	(0.05)
Basic earnings (loss) per share attributable to Enviri Corporation common stockholders	$(1.04)	$(0.68)	$(1.60)	$(1.08)

Diluted weighted-average shares of common stock outstanding	80,216	79,881	80,118	79,796
Diluted earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(1.03)	$(0.67)	$(1.55)	$(1.03)
Discontinued operations	$(0.01)	$(0.01)	(0.05)	(0.05)
Diluted earnings (loss) per share attributable to Enviri Corporation common stockholders	$(1.04)	$(0.68)	$(1.60)	$(1.08)
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ENVIRI CORPORATION CONSOLIDATED BALANCE SHEETS
(In thousands)	December 31 2024	December 31 2023
ASSETS
Current assets:
Cash and cash equivalents	$88,359	$121,239
Restricted cash	1,799	3,375
Trade accounts receivable, net	260,690	338,187
Other receivables	40,439	40,565
Inventories	182,042	189,369
Current portion of contract assets	59,881	64,875
Prepaid expenses	62,435	58,723
Other current assets	14,880	11,023
Total current assets	710,525	827,356
Property, plant and equipment, net	664,292	707,397
Right-of-use assets, net	92,153	102,891
Goodwill	739,758	780,978
Intangible assets, net	298,438	327,983
Retirement plan assets	73,745	44,517
Deferred income tax assets	17,578	16,295
Other assets	53,744	47,281
Total assets	$2,650,233	$2,854,698
LIABILITIES
Current liabilities:
Short-term borrowings	$8,144	$14,871
Current maturities of long-term debt	21,004	15,558
Accounts payable	214,689	243,279
Accrued compensation	63,686	79,609
Income taxes payable	5,747	7,567
Reserve for forward losses on contracts	54,320	52,919
Current portion of advances on contracts	13,265	38,313
Current portion of operating lease liabilities	26,049	28,775
Other current liabilities	159,478	174,342
Total current liabilities	566,382	655,233
Long-term debt	1,410,718	1,401,437
Retirement plan liabilities	27,019	45,087
Operating lease liabilities	67,998	75,476
Environmental liabilities	46,585	25,682
Deferred tax liabilities	26,796	29,160
Other liabilities	55,136	47,215
Total liabilities	2,200,634	2,279,290
ENVIRI CORPORATION STOCKHOLDERS’ EQUITY
Common stock	146,844	146,105
Additional paid-in capital	255,102	238,416
Accumulated other comprehensive loss	(538,964)	(539,694)
Retained earnings	1,400,347	1,528,320
Treasury stock	(851,881)	(849,996)
Total Enviri Corporation stockholders’ equity	411,448	523,151
Noncontrolling interests	38,151	52,257
Total equity	449,599	575,408
Total liabilities and equity	$2,650,233	$2,854,698

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended December 31		Twelve Months Ended December 31
(In thousands)	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$(82,428)	$(53,576)	$(122,661)	$(88,098)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	36,804	36,063	148,329	138,956
Amortization	7,382	8,081	31,471	32,408
Deferred income tax (benefit) expense	(18,432)	(981)	(12,798)	2,965
Equity (income) loss of unconsolidated entities, net	(74)	168	10	761
Dividends from unconsolidated entities	117	—	321	—
Right-of-use assets	7,859	8,012	31,546	32,479
Property, plant and equipment impairment charge	23,444	—	23,444	14,099
Goodwill and other intangible asset impairment charges	13,026	—	15,866	—
Remeasurement of long-lived assets	—	—	10,695	—
Gain on sale of businesses, net	—	—	(10,478)	—
Stock-based compensation	3,610	3,197	16,650	12,916
Other, net	28	2,227	(13,924)	(2,749)
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	42,633	9,688	45,864	(38,487)
Inventories	9,550	7,138	(7,534)	(3,410)
Contract assets	3,511	2,158	(11,412)	3,475
Accounts payable	(22,459)	(4,272)	(15,038)	(5,090)
Accrued interest payable	4,679	7,049	(413)	221
Accrued compensation	935	13,435	(12,477)	33,871
Advances on contracts and other customer advances	(2,764)	7,664	(13,210)	(14,160)
Operating lease liabilities	(7,604)	(7,718)	(30,945)	(30,698)
Retirement plan liabilities, net	841	894	(6,140)	(3,968)
Other assets and liabilities	15,634	29,049	10,897	28,957
Net cash (used) provided by operating activities	36,292	68,276	78,063	114,448
Cash flows from investing activities:
Purchases of property, plant and equipment	(34,497)	(45,395)	(136,591)	(139,025)
Proceeds from sale of businesses, net	(34)	—	57,633	—
Proceeds from sales of assets	4,578	4,911	17,057	6,991
Expenditures for intangible assets	(128)	(25)	(1,309)	(503)
Proceeds from note receivable	—	—	17,023	11,238
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	18,247	2,217	12,114	4,251
Other investing activities, net	—	1	—	463
Net cash (used) provided by investing activities	(11,834)	(38,291)	(34,073)	(116,585)
Cash flows from financing activities:
Short-term borrowings, net	(3,216)	2,831	(6,198)	7,027
Current maturities and long-term debt:
Additions	38,982	16,005	240,544	201,997
Reductions	(73,569)	(23,953)	(274,153)	(164,475)
Purchase of noncontrolling interests	(1,197)	—	(1,197)	—
Contributions from noncontrolling interests	—	—	874	1,654
Dividends paid to noncontrolling interests	(1,131)	(5)	(17,095)	(5)
Stock-based compensation - Employee taxes paid	(339)	(52)	(1,885)	(1,426)
Deferred financing costs	(525)	—	(4,290)	—
Net cash (used) provided by financing activities	(40,995)	(5,174)	(63,400)	44,772
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(6,437)	1,116	(15,046)	(3,115)
Net increase (decrease) in cash and cash equivalents, including restricted cash	(22,974)	25,927	(34,456)	39,520
Cash and cash equivalents, including restricted cash, at beginning of period	113,132	98,687	124,614	85,094
Cash and cash equivalents, including restricted cash, at end of period	$90,158	$124,614	$90,158	$124,614
                                                15

ENVIRI CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended
	December 31, 2024		December 31, 2023
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$240,316	$(41,042)	$292,245	$24,750
Clean Earth	240,919	20,848	236,571	15,972
Harsco Rail	77,473	(31,781)	70,515	(41,941)
Corporate	—	(10,720)	—	(13,205)
Consolidated Totals	$558,708	$(62,695)	$599,331	$(14,424)

	Twelve Months Ended
	December 31, 2024		December 31, 2023
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$1,111,512	$32,013	$1,140,904	$77,635
Clean Earth	939,845	92,156	928,321	76,974
Harsco Rail	291,288	(58,032)	296,795	(31,671)
Corporate	—	(34,392)	—	(43,000)
Consolidated Totals	$2,342,645	$31,745	$2,366,020	$79,938

                                                16

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2024	2023	2024	2023
Diluted earnings (loss) per share from continuing operations, as reported	$(1.03)	$(0.67)	$(1.55)	$(1.03)
Corporate strategic costs (a)	0.02	0.02	0.05	0.08
Corporate contingent consideration adjustment (b)	—	—	—	(0.01)
Corporate gain on note receivable (c)	—	—	(0.03)	—
Harsco Environmental segment net gain on lease incentive (d)	—	0.02	(0.01)	(0.10)
Harsco Environmental segment change in provision for expected credit losses (e)	—	—	—	0.07
Harsco Environmental segment contract termination charge (f)	0.06	—	0.06	—
Harsco Environmental segment charge for environmental matter (g)	0.34	—	0.34	—
Harsco Rail segment remeasurement of long-lived assets (h)	—	—	0.13	—
Harsco Rail segment provision for forward losses and other contract-related costs on certain contracts (i)	0.16	0.59	0.41	0.54
Harsco Rail segment change in inventory provision (j)	0.06	—	0.06	—
Total segment net gain on sale of businesses, including Corporate (k)	—	—	(0.13)	—
Total segment net gain on sale of assets, including Corporate (l)	—	(0.03)	(0.04)	(0.03)
Total segment severance costs (m)	—	—	—	0.01
Total segment plant, property and equipment charge, net (n)	0.32	—	0.32	0.10
Total segment goodwill and other intangible asset impairment charge (o)	0.16	—	0.20	—
Taxes on above unusual items (p)	(0.19)	(0.03)	(0.14)	0.10
Adjusted diluted earnings (loss) per share from continuing operations, including acquisition amortization expense	(0.10)	(0.10)	(0.33)	(0.28)	(r)
Acquisition amortization expense, net of tax (q)	0.06	0.07	0.26	0.28
Adjusted diluted earnings (loss) per share from continuing operations	$(0.04)	$(0.03)	$(0.07)	$—

(a)Certain strategic costs incurred at Corporate associated with supporting and executing the Company's long-term strategies (Q4 2024 $1.5 million pre-tax expense and twelve months ended December 31, 2024 $4.1 million pre-tax expense; Q4 2023 $2.0 million pre-tax expense and twelve months ended December 31, 2023 $6.4 million pre-tax expense).
(b)Adjustment related to a previously recorded liability related to a contingent consideration from the Company's acquisition of Clean Earth (twelve months ended December 31, 2023 $0.8 million pre-tax income).
(c)Gain recognized by Corporate due to the prepayment of a note receivable in April 2024 (twelve months ended December 31, 2024 $2.7 million pre-tax income).
(d)Gain, net of exit costs, recognized for a lease modification that resulted in a lease incentive received by the Harsco Environmental segment for a site relocation prior the end of the expected lease term (Q4 2023 $1.7 million pre-tax expense; twelve months ended December 31, 2023 $8.1 million pre-tax income). An adjustment to the reserve for exit costs related to this site was recorded upon vacating the site in 2024 (twelve months ended December 31, 2024 $0.5 million pre-tax income).
(e)An increase to the provision for expected credit losses was recorded in Harsco Environmental related to a customer in the Middle East (twelve months ended December 31, 2023 $5.3 million pre-tax expense).
(f)Contract termination charges incurred by the Harsco Environmental segment (Q4 2024 and twelve months ended December 31, 2024 $5.0 million pre-tax expense), which include an increase to the provision for expected credit losses, severance and other exit costs for a site in the U.K.
(g)Charge incurred by the Harsco Environmental segment for the processing and disposal of salt cake byproduct (Q4 2024 and twelve months ended December 31, 2024 $27.2 million pre-tax expense).
(h)Beginning on March 31, 2024, the Company determined that the held-for-sale criteria was no longer met for the Harsco Rail segment and a charge was recorded for the depreciation and amortization expense that would have been recognized during the periods that Harsco Rail's long-lived assets were classified as held-for-sale, had the assets been continuously classified as held-for-use (twelve months ended December 31, 2024 $10.7 million pre-tax expense).
(i)Adjustments to the Company's provision for forward losses on contracts with certain customers in the Harsco Rail segment, principally for Deutsche Bahn, Network Rail and SBB (Q4 2024 $12.8 million pre-tax expense and twelve months ended 2024 $32.7 million pre-tax expense; Q4 2023 $47.0 million pre-tax expense and twelve months ended December 31, 2023 $42.8 million pre-tax expense).
(j)An increase to the Harsco Rail segment's provision related to excess and obsolete inventory due primarily to changes in business strategy (Q4 2024 and twelve months ended December 31, 2024 $4.7 million pre-tax expense).
(k)Net gain recorded by the Harsco Environmental segment and Corporate on the sales of Performix Metallurgical Additives, LLC in April 2024 and Reed Minerals, LLC in August 2024, former subsidiaries of the Company within the Harsco Environmental segment (twelve months ended December 31, 2024 $10.5 million pre-tax income).
(l)Net gain recognized for the sale of certain assets by Corporate (twelve months ended December 31, 2024 $3.3 million pre-tax income) and by the Harsco Rail segment (Q4 2023 and twelve months ended December 31, 2023 $2.4 million pre-tax income).
                                                17

(m)Severance and related costs incurred in the Harsco Environmental segment (twelve months ended December 31, 2023 $1.1 million pre-tax expense) and adjustment to severance and related costs recorded by Harsco Rail segment (twelve months ended December 31, 2023 $0.5 million pre-tax income).
(n)Non-cash property, plant and equipment impairment charges were recorded for the year ended December 31, 2024, incurred by the Harsco Environmental segment for site locations in the U.S. and the Middle East (Q4 2024 and twelve months ended December 31, 2024 $23.4 million pre-tax expense) and by Harsco Rail (Q4 2024 and twelve months ended December 31, 2024 $1.9 million pre-tax expense). The year ended December 31, 2023 included an impairment charge recognized by the Harsco Environmental segment related to abandoned equipment at a site in China, net of them impact from noncontrolling interest (twelve months ended December 31, 2023 net $7.9 million, which included $14.1 million pre-tax expense, net of $6.2 million that represents the noncontrolling partner's share of the impairment charge).
(o)Non-cash intangible asset impairment charge in the Harsco Environmental segment (twelve months ended December 31, 2024 $2.8 million pre-tax expense) and non-cash goodwill impairment charge in the Harsco Rail segment (Q4 2024 and twelve months ended December 31, 2024 $13.0 million pre-tax expense).
(p)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect during the year the unusual item is recorded.
(q)Pre-tax acquisition amortization expense was $6.4 million and $7.1 million in Q4 2024 and 2023, respectively, and after-tax expense was $4.8 million and $5.5 million in Q4 2024 and 2023, respectively. Pre-tax acquisition amortization expense was $27.3 million and $28.6 million for the twelve months 2024 and 2023, respectively, and after-tax expense was $20.8 million and $22.0 million for the twelve months ended 2024 and 2023, respectively.
(r)Does not total due to rounding.

                                                18

ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (Unaudited)

	Projected
	Three Months Ending		Twelve Months Ending
	March 31		December 31
	2025		2025
	Low	High	Low	High
Diluted earnings (loss) per share from continuing operations	$(0.24)	$(0.17)	$(0.49)	$(0.26)
Estimated acquisition amortization expense, net of tax	0.06	0.06	0.24	0.24
Adjusted diluted earnings (loss) per share from continuing operations	$(0.18)	$(0.11)	$(0.25)	$(0.01)	(a)
(a) Does not total due to rounding.

                                                19

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended December 31, 2024:
Operating income (loss), as reported	$(41,042)	$20,848	$(31,781)	$(10,720)	$(62,695)
Strategic costs	—	—	—	1,484	1,484
Contract termination charge	5,049	—	—	—	5,049
Charge for environmental matter	27,200	—	—	—	27,200
Provision for forward losses on certain contracts	—	—	12,814	—	12,814
Change in inventory provision	—	—	4,716	—	4,716
Plant, property and equipment impairment charge	23,444	—	1,921	—	25,365
Goodwill and other intangible asset impairment charge	—	—	13,026	—	13,026
Operating income (loss), excluding unusual items	14,651	20,848	696	(9,236)	26,959
Depreciation	25,963	9,493	1,054	294	36,804
Amortization	543	5,829	67	—	6,439
Adjusted EBITDA	$41,157	$36,170	$1,817	$(8,942)	$70,202
Revenues, as reported	$240,316	$240,919	$77,473		$558,708
Adjusted EBITDA margin (%)	17.1%	15.0%	2.3%		12.6%

Three Months Ended December 31, 2023:
Operating income (loss), as reported	24,750	15,972	(41,941)	(13,205)	(14,424)
Strategic costs	—	—	—	1,979	1,979
Net gain on lease incentive	1,729	—	—	—	1,729
Provision for forward losses and other contract costs on certain contracts	—	—	47,024	—	47,024
Net gain on sale of assets	—	—	(2,374)	—	(2,374)
Operating income (loss), excluding unusual items	26,479	15,972	2,709	(11,226)	33,934
Depreciation	28,865	6,724	—	474	36,063
Amortization	1,009	6,112	—	—	7,121
Adjusted EBITDA	$56,353	$28,808	$2,709	$(10,752)	$77,118
Revenues, as reported	$292,245	$236,571	$70,515		$599,331
Adjusted EBITDA margin (%)	19.3%	12.2%	3.8%		12.9%

                                                20

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2024:
Operating income (loss), as reported	$32,013	$92,156	$(58,032)	$(34,392)	$31,745
Strategic costs	—	—	—	4,137	4,137
Adjustment to net gain on lease incentive	(451)	—	—	—	(451)
Contract termination charge	5,049	—	—	—	5,049
Charge for environmental matter	27,200	—	—	—	27,200
Remeasurement of long-lived assets	—	—	10,695	—	10,695
Provision for forward losses on certain contracts	—	—	32,733	—	32,733
Change in inventory provision	—	—	4,716	—	4,716
Net gain on sale of businesses	(10,029)	—	—	(449)	(10,478)
Net gain on sale of assets	—	—	—	(3,281)	(3,281)
Goodwill and other Intangible asset impairment charge	2,840	—	13,026	—	15,866
Plant, property and equipment impairment charge	23,444	—	1,921	—	25,365
Operating income (loss), excluding unusual items	80,066	92,156	5,059	(33,985)	143,296
Depreciation	109,756	33,840	3,478	1,255	148,329
Amortization	3,068	23,976	224	—	27,268
Adjusted EBITDA	$192,890	$149,972	$8,761	$(32,730)	$318,893
Revenues, as reported	$1,111,512	$939,845	$291,288		$2,342,645
Adjusted EBITDA margin (%)	17.4%	16.0%	3.0%		13.6%

Twelve Months Ended December 31, 2023:
Operating income (loss), as reported	$77,635	$76,974	(31,671)	$(43,000)	$79,938
Strategic costs	—	—	—	6,360	6,360
Contingent consideration adjustment	—	—	—	(828)	(828)
Net gain on lease incentive	(8,053)	—	—	—	(8,053)
Change in provision for expected credit losses	5,284	—	—	—	5,284
Provision for forward losses and other contract-related costs on certain contracts	—	—	42,849	—	42,849
Net gain on sale of assets	—	—	(2,374)	—	(2,374)
Severance costs	1,146	—	(537)	—	609
Property, plant and equipment impairment charge	14,099	—	—	—	14,099
Operating income (loss), excluding unusual items	90,111	76,974	8,267	(37,468)	137,884
Depreciation	113,571	23,252	—	2,133	138,956
Amortization	4,030	24,583	—	—	28,613
Adjusted EBITDA	207,712	124,809	8,267	(35,335)	305,453
Revenues, as reported	$1,140,904	$928,321	$296,795		$2,366,020
Adjusted EBITDA margin (%)	18.2%	13.4%	2.8%		12.9%
                                                21

ENVIRI CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended December 31
(In thousands)	2024	2023
Consolidated income (loss) from continuing operations	$(81,688)	$(53,002)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(74)	168
Income tax expense (benefit) from continuing operations	(14,306)	4,020
Defined benefit pension expense (income)	4,129	5,415
Facility fees and debt-related expense (income)	2,578	2,863
Interest expense	27,348	28,125
Interest income	(682)	(2,013)
Depreciation	36,804	36,063
Amortization	6,439	7,121

Unusual items:
Corporate strategic costs	1,484	1,979
Harsco Environmental segment net gain on lease incentive	—	1,729
Harsco Environmental segment contract termination charge	5,049	—
Harsco Environmental segment charge for environmental matter	27,200	—
Harsco Rail segment provision for forward losses and other contract-related costs on certain contracts	12,814	47,024
Harsco Rail segment change in inventory provision	4,716	—
Total segment net gain on sale of assets, including Corporate	—	(2,374)
Total segment plant, property and equipment impairment charge	25,365	—
Total segment goodwill and other intangible asset impairment charge	13,026	—
Consolidated Adjusted EBITDA	$70,202	$77,118

                                                22

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Twelve Months Ended December 31
(In thousands)	2024	2023
Consolidated income (loss) from continuing operations	$(118,746)	$(84,297)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	10	761
Income tax expense (benefit) from continuing operations	17,066	30,866
Defined benefit pension expense	16,728	21,574
Facility fee and debt-related expense	11,265	10,762
Interest expense	112,217	107,081
Interest income	(6,795)	(6,809)
Depreciation	148,329	138,956
Amortization	27,268	28,613

Unusual items:
Corporate strategic costs	4,137	6,360
Corporate contingent consideration adjustment	—	(828)
Harsco Environmental segment net gain on lease incentive	(451)	(8,053)
Harsco Environmental segment change in provision for expected credit losses	—	5,284
Harsco Environmental segment contract termination charge	5,049	—
Harsco Environmental segment charge for environmental matter	27,200	—
Harsco Rail segment remeasurement of long-lived assets	10,695	—
Harsco Rail segment provision for forward losses on certain contracts	32,733	42,849
Harsco Rail segment change in inventory provision	4,716	—
Total segment net gain on sale of businesses, including Corporate	(10,478)	—
Total segment net gain on sale of assets, including Corporate	(3,281)	(2,374)
Total segment severance costs	—	609
Total segment property, plant and equipment impairment charge	25,365	14,099
Total segment goodwill and other intangible asset impairment charge	15,866	—
Adjusted EBITDA	$318,893	$305,453

                                                23

ENVIRI CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (Unaudited)
	Projected		Projected
	Three Months Ending		Twelve Months Ending
	March 31		December 31
	2025		2025
(In millions)	Low	High	Low	High
Consolidated loss from continuing operations	$(18)	$(12)	$(36)	$(17)

Add back (deduct):
Income tax expense (benefit) from continuing operations	(2)	(1)	21	26
Facility fees and debt-related (income) expense	3	2	10	10
Net interest	26	26	109	105
Defined benefit pension (income) expense	5	5	20	20
Depreciation and amortization	43	43	181	181
Consolidated Adjusted EBITDA	$57	$63	$305	$325
(a) Does not total due to rounding.

                                                24

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED FREE CASH FLOW TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2024	2023	2024	2023
Net cash provided (used) by operating activities	$36,292	$68,276	$78,063	$114,448
Less capital expenditures	(34,497)	(45,395)	(136,591)	(139,025)
Less expenditures for intangible assets	(128)	(25)	(1,309)	(503)
Plus capital expenditures for strategic ventures (a)	918	562	3,095	3,020
Plus total proceeds from sales of assets (b)	4,578	4,911	17,057	6,991
Plus transaction-related expenditures (c)	364	1,625	5,842	2,670
Adjusted free cash flow	$7,527	$29,954	$(33,843)	$(12,399)

(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment. The twelve months ended December 31, 2024 also included asset sales by Corporate.
(c)Expenditures directly related to the Company's divestiture transactions and other strategic costs incurred at Corporate.

                                                25

ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2025
(In millions)	Low	High
Net cash provided by operating activities	$156	$186
Less net capital / intangible asset expenditures	(130)	(140)
Plus capital expenditures for strategic ventures	4	4
Adjusted free cash flow	$30	$50

                                                26

ENVIRI CORPORATION RECONCILIATION OF CHANGES IN REVENUES FROM ORGANIC GROWTH TO CHANGES IN REVENUES, AS REPORTED (Unaudited)

	Twelve Months Ended
(in millions)	Organic	Other	Total
Total revenues - December 31, 2023			$2,366.0

Effects on revenues:
Price/volume changes	78.1	—	78.1
Foreign currency translation	—	(29.4)	(29.4)
Harsco Environmental segment divestitures (a)	—	(48.8)	(48.8)
Clean Earth segment pricing settlement with Stericycle, Inc.	—	(6.0)	(6.0)
Harsco Rail segment adjustments from estimated forward loss provisions on certain contracts (b)	—	(17.3)	(17.3)
Total change	78.1	(101.5)	(23.4)
Total revenues - December 31, 2024			$2,342.6
Total change %	3.3%	(4.3)%	(1.0)%

(a) Includes the sales of Performix Metallurgical Additives, LLC in April 2024 and Reed Minerals in August 2024.
(b) Change in revenue adjustments as a result of estimated forward loss provisions recorded by Harsco Rail during the twelve months ended December 31, 2024 and 2023, principally for the Deutsche Bahn, Network Rail and SBB contracts.

                                                27

ENVIRI CORPORATION RECONCILIATION OF CHANGES IN ADJUSTED EBITDA FROM ORGANIC GROWTH (Unaudited)

(in millions)	Three Months Ended	Twelve Months Ended
Consolidated adjusted EBITDA - December 31, 2024	$70.2	$318.9
Consolidated adjusted EBITDA - December 31, 2023	77.1	305.5
Change - 2024 vs. 2023	$(6.9)	$13.4

Effects on adjusted EBITDA:
Divestitures (a)	(6.6)	(10.0)
Foreign currency translation	(4.2)	(9.4)
Total change from divestitures and foreign currency translation	(10.8)	(19.4)
Total change from organic growth	$3.9	$32.8
Total change %	5.1%	10.7%
(a) Includes the sales of Performix Metallurgical Additives, LLC in April 2024 and Reed Minerals in August 2024.

                                                28